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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3/A of our report dated February 22, 2000 (except with respect to matters discussed in Note 14, as to which date is July 18, 2000) included in MRV Communications, Inc.'s Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP


Los Angeles, California
July 18, 2000